Exhibit 10.16

                        PROVO CITY AIRPORT LEASE AGREEMENT

          THIS AGREEMENT, is made and entered into as of the
day of                 , 20   , by and between PROVO CORPORATION, a Municipal
corporation of the State of Utah, hereinafter referred to as "City" and Madison Escrow, hereinafter referred to as "Lessee".

                                  WITNESSETH:
          WHEREAS, City owns and operates the Provo City Municipal Airport, located in Utah County, Utah, hereinafter referred to as "Airport"; and
          WHEREAS, Lessee desires lease property from City to engage in cargo airline operation, and related activities at the Airport; and
          WHEREAS, City is willing to enter into an agreement for such a lease;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties enter into the following Lease agreement:

                                  ARTICLE 1
                               LEASED PREMISES
          City hereby leases and lets to Lessee and Lessee hereby leases and rents from City the property described in Exhibit A, consisting of 36,752 square feet, more or less, hereinafter referred to as the "Premises":

                                    ARTICLE 2
                                 TERM - REVERSION
          The term of this Lease shall be for a period of thirty (30) years with an option for two (2) five (5) year extensions for a total potential term of forty (40) years, unless sooner terminated as herein provided, commencing the first (1) day of November, 2000. Before termination of the Lease, Lessee shall remove all its personal property pursuant to Article 15 of this Lease. Upon termination of the lease at the end of the full term, Lessee shall immediately turn over possession of the premises together with all alterations, additions, attachments, permanent fixtures, and improvements to the property including, but not limited to all buildings and hangars constructed by Lessee, in a good state of repair, reasonable wear and tear excepted, and without any cost to or payment by City, and without the execution of any deed or other document, title to the alterations, additions, attachments, fixtures, and improvements shall automatically pass to and be vested in City.

                                   ARTICLE 3
                                    RENT
          Commencing November 20, 2000, and through the balance of the term of this Lease, Lessee agrees to pay to City rent and fees as follows:
          1. Rent for the Premises shall be paid by Lessee in the sum of six thousand two hundred and forty eight Dollars ($6,248) per year. Rent shall be payable within thirty (30) days of receipt of invoice each month in a sum equal to one-twelfth (1/12) of the annual rental due hereunder. Rent for any partial month at the beginning or end of the term shall be duly apportioned and paid.
          2. Lessee agrees to pay for all electricity, gas, water, and sewer services provided to the Premises during the term of the lease. These utility expenses shall be paid on or before thirty (30) days after receipt by Lessee of invoice from the City.
          3. Lessee agrees to pay a late charge of five percent (5%) of each rent and utility payment not received by the City within thirty (30) days of the date due. Any payment or payments more than sixty (60) days past due shall also have interest added thereon at the rate of ten percent (10%) per annum.
          4. City and Lessee agree that every two years the rent shall be adjusted to reflect changes in the Consumer Price Index (CPI). The rate change shall not exceed 15%, upwards or downwards, per year.

                               ARTICLE 4
                          USES AND PRIVILEGES
          Lessee shall have the right to use the Premises for operation of an airline including: training, aircraft modifications, and other related airline functions and for no other purpose.
          Lessee may use the common use areas for the purposes for which they are designated; such common use areas include, but are not limited to roadways, walkways, water, and restroom facilities.
          Lessee shall also have the general use, in common with others authorized so to do, of all public Airport facilities and improvements which are now or may hereafter be connected with or appurtenant to said Airport, including, but not limited to, City owned approach areas, runways, taxiways, public aprons, aircraft and automobile parking areas, roadways, sidewalks, navigational and aviation aids, terminal facilities as may be constructed, or other City owned facilities appurtenant to said Airport.
          Lessee shall have the right of ingress and egress from the Premises over and across City owned roadways serving the Airport for its employees, representatives, agents, patrons, guests and suppliers, subject to such laws, ordinances, rules, and regulations as now or may hereafter have application at the Airport.
          City hereby retains the right of ingress and egress over, through and across the Premises at any time and the right to provide substitute ingress or egress if such becomes necessary.

With regard to signs:
          1. Lessee shall obtain prior written approval fro City to erect, maintain, or display any signs on the Airport, or the Premises. The term "signs" as used herein shall mean advertising signs, billboards, identification symbols, or any similar device.
          2. Subject to the foregoing, Lessee shall have the right to install identification signs as may be necessary for the proper conduct of Lessee's business as contemplated hereunder. All such signs shall be consistent with any overall signing program established or to be established by the airport's Director.
          3. Prior to the erection, construction, or placing of any sign on the Airport, or upon the Premises, Lessee shall submit for City's approval drawings, sketches, designs, and dimensions of such signs and obtain City's approval. Approval shall not be unreasonably withheld. Any conditions, restrictions, or limitations with respect to the use thereof as imposed by City in writing shall become conditions of this Lease.

                               ARTICLE 5
                         MAINTENANCE AND REPAIRS
          Lessee shall keep the Premises, including its fixtures and equipment in good repair and in a clean, neat, safe, sanitary, and orderly condition at all times and shall make all necessary, appropriate, and equivalent repairs, replacements, and renewals hereof. Lessee shall be responsible for any damage caused to the structure or common use areas due to Lessee's negligence and shall pay for the same.
          Lessee shall not permit rubbish, debris, waste materials, or anything unsightly or detrimental to health or likely to create a fire hazard or conducive to deterioration to remain on any part of the Premises; that same shall be stored in a manner satisfactory to the City.
          Lessee shall make or cause to be make, at its cost and expense, all repairs and maintenance of the structure, except common use areas and any repairs necessary due to damages caused by City's agent's or employee's negligence.

                              ARTICLE 6
          Lessee shall obtain the prior written approval of City before making or causing to be made any alterations, changes in, and additions to, the Premises, which approval shall not be unreasonably withheld. Any such construction, change in and/or additions to the Premises shall be at the cost of Lessee.
          Prior to making any such alterations, changes in, and/or additions to the Premises, Lessee shall obtain all required and necessary building permits from appropriate jurisdictions at Lessee's sole cost and expense.
          All such alterations, changes or additions to the Premises shall become, immediately upon completion, the property of City and shall remain upon and be surrendered with the Premises at the expiration or termination of this Lease, as herein provided. All such alterations, or additions shall be open for inspection by the City's agents at all reasonable times.

                             ARTICLE 7
                       REMOVAL AND DEMOLITION
          Lessee shall not remove or demolish, in whole or in part, any improvements upon the Premises without the prior written consent of City which may, at its discretion, condition such consent upon the obligation of Lessee to replace the same by a reasonable improvement specified in such consent.

                              ARTICLE 8
                         TAXES AND LICENSES
          Lessee agrees to pay, on or before the last day on which payment therefore may be without penalty, all nondiscriminatory taxes, assessments or charges which during the term hereof may become a lien or be levied by the State, County, City or other tax levying body on Lessee's personal property, upon all improvements made to the Premises by Lessee in connection with issues and occupancy thereof, and upon the possessory interest, if any, of Lessee in the Premises, which shall specifically include, but not by way of limitation, any taxes levied under Utah Code Section 59-4-101, as amended, or its successor if
applicable.

                                ARTICLE 9
                         RULES AND REGULATIONS
          In conducting its operations hereunder, Lessee shall comply with all applicable Federal, State, County, and City laws, rules and regulations in its use of the Premises.

                                ARTICLE 10
                                INSURANCE
          Lessee, at its own cost and expense, shall secure and maintain the following policies of insurance:
          1. Comprehensive Third-party Public Liability Insurance. Public liability coverage for injury to property and person including owned and non-owned aircraft parts and vehicles, and such other coverage as may be necessary to protect City herein from such claims and actions. Said insurance shall have limits of not less than $1,000,000 combined single limit each occurrence.
          2. All Risks Coverage Insurance. Lessee shall insure for fire and all risks coverage any and all Lessee improvements on the Premises. Such insurance shall be in an amount equal to the full insurable replacement value of such improvements.
               (a) Such all risks coverage insurance policies shall contain loss payable endorsements in favor of the parties as their respective interests may appear hereunder.
               (b) Such all risks coverage insurance policies placed upon the Premises may have a loss payable clause in favor of any mortgagee or lender of Lessee, as its interests may appear.
          All policies of insurance provided herein shall be issued by insurance companies listed on the current Department of the Treasury Fiscal Services lest 570 or having a general policy holders rating of "A" plus in the most current available "Best's" Insurance Reports, and be qualified to do business in the Sate of Utah.
          Certificates evidencing such insurance coverage shall be filed with City upon execution of this Lease. Such certificates shall provide that such insurance coverage will not be canceled or reduced without at least thirty
(30) days prior written notice to City, and shall have no reservations of non-liability for failure to notify. At least thirty (30) days prior to the expiration of any such policy, a certificate showing that such insurance coverage has been renewed shall be filed with City. If such insurance coverage is canceled or reduced, Lessee shall within fifteen (15) days after receipt of written notice from City of such cancellation or reduction in coverage, file with City a certificate showing that the required insurance has been reinstated or provided through an insurance company(s) qualifying under subparagraph B hereof.
          In the event that Lessee shall at any time fail to furnish City the certificate or certificates required, City, upon written notice to Lessee of its intentions to do so, shall have the right to secure the required insurance, at the cost and expense of Lessee, and Lessee agrees to reimburse City promptly for the cost thereof and ten percent (10%) for cost of administration.
          All insurance policies shall name and the certificates shall show the City as an additional insured.

                               ARTICLE 11
                    DAMAGE OR DESTRUCTION OF PREMISES
          If the Premises are completely destroyed as a result of negligence by Lessee, City may, in its discretion, require Lessee to repair and reconstruct the Premises and pay the costs therefor.
          If the Premises are completely destroyed by means other than an act or the negligence of Lessee, Lessee shall not be required to reconstruct the Premises except at its option. During such construction period Lessee's rent shall be abated.
          The City and Lessee agree:
               (a) that should the demised premises, or any part of them, or any portion of the building of which the demised premises form a part, be partially destroyed by fire or other casualty the proceeds of insurance shall be used to restore the Premises to its condition just prior to destruction as is reasonably possible, provided such repairs and restoration can be made within a reasonable period of time after the occurrence of the damage, and until such repairs and restoration are completed, the rent shall be abated in proportion to the part of the Premises which is unusable by Lessee in the conduct of its business; and
               (b) that if such repairs and restoration cannot by made within ninety (90) days, the Lessee shall, upon five (5) days prior written notice to City, have the right to cancel and terminate this Lease, at the option of the Lessee.

                            ARTICLE 12
                              TIME
          Time os of the essence wit respect to this Lease, including all the terms, conditions, and performances required under the Lease.

                           ARTICLE 13
                     CANCELLATION OF LEASE
          This Lease shall be subject to cancellation by Lessee after the happening of one or more of the following events:
          1. The permanent abandonment of the Airport as a public airport facility.
          2. The lawful assumption by the United States Government, or any authorized agency thereof, of the operation, control, or use of the Airport or any substantial part or parts thereof, in such a manner as substantially to restrict Lessee for a period of at least ninety (90) days from operating thereon.
          3. Issuance by any court of competent jurisdiction of an injunction in any way preventing r restraining the use of the Airport, and the remaining in force of such injunction for a period of at least ninety (90) days.
          4. The default by City in the performance of any covenant or agreement herein required to be performed by City and the failure of city to remedy such default for a period of thirty (30) days after receipt from Lessee of written notice to remedy the same.
          5. The complete destruction of the Premises and, failure to replace said improvements within twelve (12) months after said destruction.
          6. Any activity or event beyond the reasonable control of Lessee which substantially restricts Lessee's use of the Premises for a period of thirty (30) days after giving City thirty (30) days written notice.
          Lessee may exercise such right of cancellation at any time after the lapse of the applicable period of time. Rentals and fees due hereunder shall be payable only to the date of said cancellation. Upon such cancellation Lessee shall have the right to remove all improvements on the property.
          This Lease may be canceled by the City if Lessee:
          1. Is in arrears in the payment to City of the whole or any part of the amounts agreed upon hereunder for a period of thirty (30) days after receipt of written notice from City.
          2.     Makes a voluntary or involuntary assignment contrary to
Article 14 hereof.
          3.     Abandons the Premises.
          4. Except for payment of rents and fees, defaults in the performance of any of the covenants and conditions required herein to be kept and performed by Lessee, and such default continues for a period of thirty
(30) days after receipt of written notice form City of said default. If the nature of the default is such that it cannot be cured within thirty (30) days, Lessee shall be deemed to have cured such default if it shall within such thirty (30) day period commence performance and thereafter, in City's sole judgment, diligently continue the same to completion.
          In the case of cancellation by the City, City may take immediate possession of the Premises and all improvements thereon, and at its option may
(1) take title to the improvements by paying Lessee their salvage value; or
(2) require Lessee to remove the improvements and restore the premises to their original condition.

                                ARTICLE 14
                          ASSIGNMENT AND SUBLEASING
          The Lessee shall not voluntarily or involuntarily assign, transfer, sublease, pledge, hypothecate, surrender or otherwise encumber or dispose of this Lease or any estate created by this Lease, or any interest in any portion of the same, or permit any other person or persons, company or corporation to occupy the Premises without written consent of the City being first obtained, which consent, except for involuntary actions, shall not be unreasonably withheld.

                           ARTICLE 15
                 REMOVAL OF PERSONAL PROPERTY
          Title to personal property shall at all times remain in Lessee, and Lessee shall have the right at any time to remove any or all personal property of every kind and nature whatsoever which Lessee may have placed or installed upon the Premises. Any and all tools, devices, appliances, furniture, pictures, furnishings, and supplies, of every kind and nature, heretofore or hereafter placed or installed by Lessee on the Premises, as between City and Lessee, shall be and remain the personal property of Lessee, notwithstanding the same are or may be attached to the floors, ceilings, or any other parts of any buildings or structures on the Premises. Lessee shall have said right to remove same provided that, upon any such removal, Lessee shall repair, at its own expense, any damage resulting therefrom and leave the Premises in clean and neat condition, with all improvement in place.
          Upon termination of this Lease, City shall be entitled, upon written request, to ave Lessee remove all personal property from the Premises within thirty (30) days after said termination. If Lessee fails to remove said personal property, if so requested by City, said property may after thirty
(30) days be removed and stored by City at Lessee's expense, plus ten percent (10%) of the removal and storage expense for cost of administration.

                               ARTICLE 16
                        INSPECTION OF PREMISES
          City, it agents, or employees may with reasonable notice enter upon the Premises at any and all reasonable times during the term hereof for the purpose of determining whether or not Lessee is complying with the terms and conditions hereof of for any other purpose incidental to rights of City. If Lessee is in violation of any of the covenants of this Lease and fills to correct said violations as provided herein, the City may elect, in lieu of cancellation, to provide that the necessary action be taken a the cost and expense of Lessee, and Lessee agrees to reimburse City promptly for the cost and expense there together with ten percent (10%) for the cost of administration.

                                ARTICLE 17
                              FORCE MAJEURE
          Except for payment of any sum due the City from Lessee hereunder, any prevention, delay, or stoppage of performance of Lessee's or City's obligations hereunder due to strikes, lockouts, labor disputes, acts of God, labor or materials or reasonable substitutes therefor, governmental restrictions, governmental controls, governmental regulation enemy or hostile government action civil commotion, force or other casualty, or any other causes beyond the reasonable control of either shall not be deemed to be a breach of this Lease or a violation of or failure to perform any covenants hereof, and either shall have a reasonable time after cessation of any of such causes within which to render performance delayed thereby.

                                 ARTICLE 18
                            SPONSOR'S ASSURANCES
          This lease shall be subordinate to the provisions of any existing or future agreements between City and the United States Government, and any applicable Federal laws or regulations relative to the operation and maintenance of the Airport, the execution of or compliance with which has been or will be required as a condition precedent to the granting of Federal funds for the development of the Airport to the extent that the provisions of any such existing or future agreements are generally required by the United States at other civil air carrier airports receiving Federal funds and provided that City agrees to give Lessee written notice in advance of the execution of such agreements of any provisions which will modify the terms of this Lease.
          This lease is a "net" lease. It shall be Lessee's sole responsibility to develop maintain, repair, and operate the entirety of the Premises and all improvements at its own expense.

                             ARTICLE 19
                          QUIET ENJOYMENT
          City warrants that the Premises is zoned to permit the uses provided for in this Lease. City represents that it has a marketable title and unencumbered fee interest to the Premises. City will defend Lessee's right to quiet enjoyment of the Premises from the claims of third persons.

                             ARTICLE 20
                          RIGHT OF FLIGHT
          Lessee understands and agrees that City reserves the right of flight for the passage of aircraft above the surface of the Premises hereunder in accordance with Federal Aviation Administration criteria, and such noises as may be inherent to the operation of aircraft now know or hereafter used for navigation of or flight in the air; and that City reserves the right to use said airspace for landing at, taking off from, or operating aircraft on or over said Airport.

                              ARTICLE 21
                       REDELIVERY OF PREMISES
          Lessee shall upon termination of this Lease quit and deliver up the Premises to City peaceably, quietly, and in as good order and condition as the same now are or hereafter be improved by Lessee or City, normal reasonable use, wear, tear, and deterioration excepted.
                         ARTICLE 22
                             HOLDING OVER
          In the event Lessee remains in possession of the Premises after the expiration of this Lease without any written renewal thereof, such holding over shall not be deemed as a renewal or extension of this Lease, but shall create only a tenancy at will from month to month which may be terminated at any time by City giving thirty (30) days prior written notice of termination.

                               ARTICLE 23
                                SECURITY
          Lessee's use of the Premises and the Airport shall at all times be subject to regulations imposed by FAR 107 "Airport Security," as amended. Lessee agrees that it shall be solely and fully responsible for any and all breaches of security on or through the Premises and other joint operation areas of the Airport resulting from the negligence or intentional acts of omission or commission of officers, employees, representatives, agents, servants, subtenant, contractors, subcontractors, successors, assigns, and suppliers of Lessee.

                                 ARTICLE 24
                        HAZARD COMMUNICATIONS STANDARD
          Lessee agrees at all times hereunder to be subject to regulations imposed by Code of Federal Regulations Section 1920.1200 "Hazard Communication Standard." Lessee agrees that it shall be solely responsible for any and all violations of the Hazard Communications Standard resulting form the negligence or intentional acts of omission or commission of officers, employees, representatives, agents, servants, subtenants, contractors, subcontractors, successors, assigns and suppliers of Lessee.

                                  ARTICLE 25
                                  INDEMNITY
          Lessee agrees to indemnify, save harmless and defend City, its agents and employees from and against any claims, mechanics, liens, damage, demands, actions, costs, charges and other liabilities for property damage or injury or death to persons, including attorney's fees, arising out of or by reason of the operation of Lessee's business on the Premises, or other use of said Premises, by Lessee, its agents or employees during the term of this Lease, and from Lessee's breach thereof.
          The City assumes no responsibility for any damage or loss that may occur to Lessee's property except the obligation the City assumes that it willfully, intentionally, or negligently damage the property of Lessee.

                                   ARTICLE 26
                               NON-DISCRIMINATION
          The Lessee for itself, its heirs, personal representatives, successors in interest and assigns, as part of the consideration hereof, covenants and agrees that in the event facilities are constructed, maintained or otherwise operated on the Premises for a purpose for which a Department of Transportation program or activity is extended or for any other purpose involving the provision or a similar service or benefit, Lessee shall maintain and operate such facilities and services in compliance with all other requirements, imposed pursuant to Title 49, Code of Federal Regulations Department of Transportation, Subtitle Z, Office of Secretary, Part 21, Non-Discrimination in Federally Assisted Programs of the Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, or as amended.
          The Lessee, for itself, its successors and assigns, as part of consideration herefor, agrees that no person on the grounds of race, color or national origin, age, gender, or disability shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination, in the use of the Premises, including the construction of any improvements on, over or under the Premises and the furnishing of services thereof.
          In the event of a breach of any of the non-discriminatory covenants pursuant to Part 21 of the Regulations of the Office of the Secretary of Transportation, the City shall have the right to terminate this Lease and to re-enter and repossess said land and the facilities thereon and hold the same as if said Lease had never been made or issued.

          The Lessee will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, as amended, to ensure that no person shall on the grounds of race, creed, color, national origin, or gender be excluded from participating in any employment activities on the Premises covered in 14 CFR
Part 152, Subpart E. The Lessee will require that its subcontractors similarly undertake affirmative action programs and that they will each require assurances from their subcontractors, as required by 14 CFR Part 152, Subpart E.
          Lessee agrees that no right or privilege granted hereunder shall operate to prevent any person, firm, or corporation operating aircraft on the Airport from performing any services on its own aircraft, with its own regular employees, including but not limited to maintenance and repairs that it may choose to perform.
          Nothing herein contained shall be construed to grant or authorize the granting of an exclusive right forbidden by Section 308 of the Federal Aviation Act of 1958, as amended.

                                 ARTICLE 27
                               THIRD PARTIES
          This Lease does not and shall not be deemed or construed to confer upon or grant to any third part or parties, except to parties to whom the Lessee may assign this Lease pursuant hereto and City's successor, any rights to claim damages or to bring any suit, action or other proceeding against either the City or the Lessee because of any breach hereof or because of any of the terms, covenants, agreements, or conditions herein contained.

                                 ARTICLE 28
                            AGREEMENT MADE IN UTAH
          This Lease has been make in, shall be construed in accordance with, and enforced under the laws of the State of Utah.

                                 ARTICLE 29
                                 SUCCESSORS
          This Lease shall bind and inure to the benefit of any successor, assignee of Lessee or City.

                                 ARTICLE 30
                                  HEADINGS
          The Article headings contained herein are for convenience in reference and are no intended to define or limit the scope of any provision of this Lease.

                                 ARTICLE 31
                                 NON-WAIVER
          Any waiver of any breach of covenants herein contained to be kept and performed by the Lessee shall not be deemed or considered as a continuing waiver and shall not operate to bar or prevent the City from declaring a forfeiture or termination for any succeeding breach either of the same condition or covenant or otherwise.

                               ARTICLE 32
                                NOTICES
          Notices to City provided for herein shall be sufficient if sent by registered mail, postage prepaid, addressed to:
                             Airport Manager
                          Provo City Corporation
                             P.O. Box 1849
                            Provo, UT 84603
and notices to Lessee, if sent by registered mail, postage prepaid, addressed to:
                                Alpine Air
                        3450 West Mike Jense Parkway
                               Provo, UT 84601
or at such other addresses as the parties may designate to each other in writing from time to time.

                                ARTICLE 33
                      ENTIRE AGREEMENT AND ALTERATIONS
          This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representation, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the City or the Lessee. Lessee acknowledges that it has not been induced to enter into this Lease by any representations not set forth in this Lease, it has not relied on any such representation or construction of this Lease, and the City shall have no liability for any consequences arising as a result of any such representations.
          No alteration, amendment, change or addition to this Lease shall be binding upon the City or Lessee unless in writing and signed by both parties.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

PROVO CITY CORPORATION:                           ATTEST:

By:   /s/
                                             CITY RECORDER
Its:


LESSEE:


By:   /s/

Its:


STATE OF UTAH  )                    : ss
COUNTY OF UTAH  )

               Subscribed and sworn to before me this        day of
      , 19    , by                               , who represented that having
authority to do so from Lessee s/he executed this Lease Agreement for and on the behalf of Lessee.


                                        NOTARY PUBLIC

LEASE SITE DESCRIPTION

COMMENCING AT A POINT WHICH IS 1840.92 FEET SOUTH AND 1325.28 FEET WEST FROM THE EAST QUARTER CORNER OF SECTION 9, TOWNSHIP 7 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN; (BASIS OF BEARING IS THE STATE COORDINATE SYSTEM); THENCE S. 34 degrees 03'34" E. 150.00 FEET;
THENCE S. 55 degrees 56'26" W. 245.00 FEET;
THENCE N. 34 degrees 03'34" W. 150.00 FEET;
THENCE N. 55 degrees 56'26" E. 245.00 FEET TO THE POINT OF BEGINNING.

AREA= 0.8437 AC


NARRATIVE

SURVEYED AT THE REQUEST OF MIKE HERBERT, REPRESENTATIVE FOR ALPINE AVIATION, FOR THE PURPOSE OF BUILDING CONSTRUCTION AND A NEW LEASE WITH PROVO CITY.

SURVEY COMPLETED: SEPTEMBER 9, 2000.

FOUND EVIDENCES ARE SECTION CORNER ONLY

SITE IS A NEW BREAK-OUT.

ALL CORNERS ARE MARKED WITH A NEW PIN CAPPED AND MARKED.


CERTIFICATE

I, STEVEN R. LARSON, DO HEREBY CERTIFY THAT I AM A REGISTERED LAND SURVEYOR AS PRESCRIBED UNDER THE LAWS OF THE STATE OF UTAH. I FURTHER CERTIFY THAT BY AUTHORITY OF THE OWNER, A SURVEY BY ME OR UNDER MY DIRECTION WAS MADE OF THE TRACT OF LAND SHOWN ON THIS PLAT, AND THAT TO THE BEST OF MY KNOWLEDGE THIS PLAT IS TRUE AND CORRECT.




STEVEN R. LARSON, L.S.     DATE



28 AUG. 2000

ALPINE AIR



PROVO AIRPORT ADDITION

                          ASSIGNMENT OF PROVO CITY AIRPORT
                                  LEASE AGREEMENT

     Madison Escrow, Inc., of P.O. Box 54, Virginia City, Montana 59755 (hereinafter referred to as "MEI"), hereby assigns to Alpine Aviation, Inc., of 3450 Mike Jensen Parkway, Provo, Utah 84603 (hereinafter referred to as "Alpine"), all its right, title and interest in and to that certain Provo City Airport Lease Agreement dated November1, 2000, by and between Provo Corporation, as Lessor, and Madison Escrow, Inc., as Lessee.

     Alpine hereby agrees to hold harmless and indemnify MEI from any liability arising out of the Lease Agreement and warrants that it will fully perform all the terms and conditions of said Lease Agreement.

     Dated this            Day of March, 2001.

MADISON ESCROW, INC.


By    /s/
   President


          APPROVED this            Day of March, 2001.

ALPINE AVIATION, INC.


By    /s/
Its Chief Executive Officer